Exhibit 10.35

FOURTH AMENDMENT TO LEASE

THIS FOURTH AMENDMENT TO LEASE (this “Fourth Amendment”), is made as of this 14th day of FEBRUARY, 2014, by and between DIV DANBURY 187, LLC, a Delaware limited liability company and DIV LINDEN 187, LLC, a Delaware limited liability company, both having a place of business at c/o Davis Marcus Partners, Inc., One Appleton Street, Boston, Massachusetts 02116 (collectively, the “Landlord”), as landlord, and SIRIUSDECISIONS, INC., a Delaware corporation, having a place of business at 187 Danbury Road, Wilton, Connecticut  06897 (hereinafter called “Tenant”), as tenant.

WITNESSETH:

WHEREAS, Landlord is the owner of that certain building (the “Building”) located at 187 Danbury Road, Wilton, Connecticut (the “Property”);

WHEREAS, Landlord and Tenant entered into a certain Lease for a portion of the Building dated as of March 27, 2006 (the “Original Lease”), as amended by that certain Amendment to Lease dated as of March 27, 2008 (the “First Amendment”), as further amended by that certain Second Amendment to Lease dated as of June 15, 2012 (the “Second Amendment”); as further amended by that certain Third Amendment to Lease dated as of October 24, 2012 (the “Third Amendment”); and together with the Original Lease, the First Amendment, and the Second Amendment, the “Original Amended Lease”) pursuant to which Tenant leases certain space at the Building consisting of 17,744 rentable square feet in area (the “Existing Premises”) as more particularly described in the Original Amended Lease;

WHEREAS, Landlord and Tenant desire to amend certain terms of the Original Amended Lease as specified herein and any others as described hereby;

NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is mutually acknowledged, Landlord and Tenant hereby agree that:

A.Defined Terms. Unless otherwise defined herein, all capitalized terms used in this Fourth Amendment shall have the meanings ascribed to them in the Original Amended Lease. From and after the effective date hereof, the term “Lease” as used in the Original Amended Lease shall mean and refer to the Original Amended Lease as amended by this Fourth Amendment.

B.Lease Amendment. Landlord and Tenant agree to amend the Original Amended Lease as follows:

1.	Premises. Section 1.1 of the Original Amended Lease is hereby amended to add the following:

“Landlord, for and in consideration of the rents herein reserved and of the covenants and agreements herein contained on the part of Tenant to be performed, hereby leases to Tenant and Tenant accepts from Landlord, certain space shown on Exhibit A (revised 2013) attached hereto and made a part hereof, containing 5,855 square feet of rentable area (hereinafter referred to as the “Expansion Premises”),  situated on the second (2nd) floor of the Courtside Building in its “AS IS” condition without an implied or express warranty as to use or condition, subject to Landlord’s obligation to  construct  the  “Landlord’s  Expansion  Work”  (as  defined  below). From and after the Fourth Amendment Effective Date (as defined below), the  Expansion  Premises  shall  become  a  part  of  the  Premises  for  all purposes of the Lease and the “Premises” shall consist of 23,599 rentable square feet.”

2.

Parking. Effective as of the Fourth Amendment Effective Date, the number of reserved parking spaces set forth in Section 1.3 of the Original Amended  Lease shall be amended to delete the amount “three (3)” and substitute in lieu thereof the following “four (4)”.

3.

Fourth Amendment Tenant Improvements. Landlord and Tenant hereby agree and acknowledge that Landlord shall, at its sole cost and expense, complete the Fourth  Amendment  Tenant Improvements  (as defined  in Exhibit A--Fourth  Amendment  Work, attached  hereto and made a part hereof)  as  a  condition  precedent  to  the  effectiveness  of  this  Fourth Amendment. As used  herein,  the term  “Fourth Amendment  Effective Date” shall mean and refer to the earlier of: (1) the date on which the Fourth Amendment Tenant Improvements are “substantially complete” (as such term is defined in Exhibit A--Fourth Amendment Work hereto), or (2) the date on which Tenant commences its business operations in any part of the Expansion Premises.

4.Exhibits. Exhibit A attached to the Original Amended Lease is hereby deleted in its entirety and replaced with Exhibit A (revised 2014) attached to this Fourth Amendment, and from and after the effective date of this Fourth Amendment all references in the Original Amended Lease to Exhibit A shall be deemed to be references to said Exhibit A (revised 2014).

5.Lease Term. Effective as of the date hereof, Section 2.1 of the Original Amended Lease is hereby amended to delete the first grammatical sentence of the section in its entirety and replace said sentence with the following: “The Premises are leased for a term (the “Initial Term”) to commence on June 23, 2006 (the “Commencement Date”) and shall end on July 31, 2020 (the “Expiration Date”) unless sooner terminated as herein provided.”

6.Base Rent.   Effective as of the date hereof, the Annual Base Rent table set forth in Section 4.1.1 of the Original Amended Lease shall be amended as follows:

Period	Annual Base Rent	Annual Base Rent Per Rentable Square Foot	Monthly Base Rent
Fourth Amendment Effective Date – July 31, 2014	$353,985.00 (based on a six month term; to be further prorated as applicable)	$30.00	$58,997.50
August 1, 2014 - July 31, 2015	$725,669.25	$30.75	$60,472.44
August 1, 2015 - July 31, 2016	$743,368.50	$31.50	$61,947.37
August 1, 2016 - July 31, 2017	$761,067.75	$32.25	$63,422.31
August 1, 2017 - July 31, 2018	$778,767.00	$33.00	$64,897.25
August 1, 2018 - July 31, 2019	$796,466.25	$33.75	$66,372.19
August 1, 2019 - July 31, 2020	$814,165.50	$34.50	$67,847.12

7.Security Deposit. Effective as of the Fourth Amendment Effective Date, the amount of the Security Deposit set forth in Section 4.6 of the Original Amended Lease shall be amended by deleting the term “$34,000,” and replacing it with the term “$63,422.31.” Concurrent with the execution and delivery of this Fourth Amendment, Tenant shall deliver to Landlord an additional $29,422.31 for the Security Deposit.

8.Additional Rent -- Definitions. Effective as of the Fourth Amendment Effective Date, Section 5.1 of the Original Amended Lease is amended as follows:

a.

The definition of “Tenant’s Share” set forth in Section 5.1 of the Lease shall be amended to add the following sentence:  “Tenant’s Share for the Expansion Premises shall be four and thirty hundredths percent (4.30%).”

b.	The definition of “Base Tax Year” is deleted in its entirety and replaced by the following:

“Base Tax Year”: Calendar year 2014.

c.	The definition of “Base Expense Year” is deleted in its entirety and replaced by the following:

“Base Expense Year”: Calendar year 2014.

8.	Right of First Offer. Effective as of the Fourth Amendment Effective Date, a new Article 19 is hereby added to the Original Amended Lease as follows:

“ARTICLE 19RIGHT OF FIRST OFFER

19.1Conditions Precedent. Tenant shall have the one time right to lease (each, a “First Offer Option”) certain leasable space located horizontally contiguous to the Premises, all as more particularly described in Appendix 1, attached hereto and made a part hereof (each, a “First Offer Space”) as each may become available for lease from time to time to third parties following the expiration of the existing lease of the First Offer Space (and any extension thereof), subject to the terms and conditions of this Article 19. The Tenant’s rights under this Article 19 with respect to the Tenant’s leasing of any First Offer Space are subject to each and all of the following conditions:

19.1.1No Assignment. Each First Offer Option shall not be exercised by, or assigned or otherwise transferred  to any person or  entity,  voluntarily  or  involuntarily other than an Affiliated Company. Tenant (and any Affiliated Company ) shall only be permitted to lease a First Offer Space for its own use and occupancy. The parties hereto agree that if Tenant otherwise assigns any of its interest in this Lease or subleases the Premises (or any portion thereof) to any person other anAffiliated Company,than .an Affiliated Company, this Article 19 shall terminate immediately without the need for any act or notice by either party to be effective;

19.1.2Effect of Default. At the time the Landlord is required to provide Tenant with a  “First Offer Notice” (defined in Section 19.2) and at the time the Tenant is required to exercise a First Offer Option, no Event of Default shall have occurred and be continuing;

19.1.3Rights of Other Tenants. All of Tenant’s rights under this Article 19 are subject and subordinate to : (a) first offer, first refusal and expansion options (the “Expansion Rights”) with regard to each First Offer Space given by Landlord to other Building tenants whose leases are executed prior to the Commencement Date, and (b) to any extensions or renewals given by Landlord to any tenant of the Building with respect to its leased space (the “Extension Rights”).

19.2	Right of First Offer.

19.2.1First Offer Notice. When Landlord  determines that: (a) a First Offer Space shall become available for lease to third parties upon the expiration of the then existing lease (including all related Expansion Options and Extension Rights for such space and any lease extensions granted by Landlord to the tenant thereof), and (b) all other then existing tenants of the Building with Expansion Options elect not to exercise such rights as permitted by their leases, Landlord shall give Tenant written notice (the “First Offer Notice”) of such availability and the date the existing tenant or occupant is expected to vacate any First Offer Space and such other information as is required by Subsection 19.2.3 hereof; provided, however, Tenant acknowledges that the availability of any such First Offer Space shall be subject to the condition that the then existing tenant or occupant of such First Offer Space vacates such First Offer Space. Landlord agrees to use  commercially  reasonable  efforts to  obtain  possession  of  such First Offer  Space following the end of the term of any lease of such First Offer Space.

19.2.2Leasing Terms. The First  Offer Notice  shall  identify the available space and state the estimated date of availability and the following basic economic terms: Landlord’s determination  of the annual base rent for such First Offer Space (which shall be the prevailing fair market rental rate determined in accordance  with  Article  17, but shall not be less than the rate of Annual Base Rent applicable to the Premises), security deposit, additional rent, proportionate share of Additional  Rent,  the  lease  term  (which shall be for the greater of (a) five (5) years, or (b) a period which shall be coterminous with Tenant’s lease of the Premises; provided,  however,  that  if  (a)  is greater,  then  the term of Tenant’s lease shall be extended to  be  coterminous  with  the  term  of the  First Offer Space) and the tenant improvement allowance, if any (collectively, the “Economic Terms”) upon which Landlord is willing to lease the First Offer Space to Tenant or to a third party. Landlord shall not be obligated to undertake any tenant improvements with respect to the First Offer Space, unless expressly stated in the First Offer Notice.

19.2.3Manner of Exercise. Tenant shall exercise its First Offer Option, if at all (in tenant’s sole discretion) by delivering written notice to Landlord within ten (10) business days immediately following Landlord’s delivery of the First Offer Notice that it unconditionally accepts the terms in the First Offer Notice (the “Tenant’s Exercise Notice”). Within fifteen (15) days immediately following delivery of Tenant’s Exercise Notice in accordance with this Section 19.2. Tenant shall enter into a new lease or amendment with Landlord for such First Offer Space. The parties agree that the new lease shall be prepared in substantially the same form (as to non-economic terms) as this Lease except to the extent that the terms of the First Offer would necessitate changes.

19.2.4Effect of Non-Exercise. In the event that Tenant fails to exercise a First Offer Option with respect to any First Offer Space in accordance with the terms and conditions hereof, such First Offer Option with respect to such First Offer Space as was included in Landlord’s First Offer Notice shall terminate and be of no further force or effect; and this Lease as it pertains to the Premises shall remain in full force and effect.

19.2.5Delivery of Space.  Landlord’s failure to deliver, or delay in delivering, all or any part of a First Offer Space for any reason beyond Landlord’s reasonable control (including continued occupancy of any such space by occupant thereof) shall not give rise to any liability of Landlord, shall not alter Tenant’s obligation to accept such space when delivered, shall not constitute a default of Landlord, and shall not affect the validity of the Lease;  provided, however,  that Landlord  shall use commercially  reasonable  efforts, including the prosecution of eviction proceedings, to terminate the continued occupancy of the First Offer Space by an occupant thereof holding over beyond the end of its term; and Tenant shall have no lease obligations to Landlord with respect to such First Offer Space pursuant to the written lease thereof unless and until possession of such First Offer Space is delivered exclusively to Tenant.  If such First Offer Space is not so delivered to Tenant within one hundred twenty (120) days following the proposed commencement date of the lease of said First Offer Space, and provided  that Tenant delivers written notice to Landlord, following such 120th day, of its intent to terminate the lease of said First Offer Space (a “Termination Notice”), Landlord shall have ten (10) days following Landlord’s receipt of such Termination Notice to deliver such First Offer Space and, upon such delivery, any Termination Notice delivered by Tenant shall be null and void and without recourse to either party hereto.

19.2.6Extension of Term. If the Lease of any First Offer Space would extend beyond the term of the Premises initially leased hereunder, then Tenant shall extend the Term of the Lease with respect to Premises to be co-terminus with the term of such First Offer Space.

C.Broker. Landlord and Tenant represent and warrant to each other that they have not had any dealings with any broker, agent or finder in connection with the transaction evidenced by this Fourth Amendment other than CB Richard Ellis and representatives of Landlord. CB Richard Ellis shall be compensated by Landlord pursuant to a separate written agreement. Each party agrees to protect, indemnify, defend and hold the other harmless from and against any and all expenses with respect to any compensation, commissions and charges claimed by any broker, agent or finder with respect to this Fourth Amendment and the negotiation thereof that is made by reason of any action or agreement by such party.

D.Lease Ratification. This instrument and all of the terms and provisions hereof shall be considered for all purposes to be incorporated into and made part of the Original Amended Lease. The Original Amended Lease and each provision, covenant, condition, obligation, right and power contained therein is hereby ratified and confirmed, and, as modified hereby, shall continue in full force and effect. All references appearing in the Original Amended Lease and in any related instruments shall be amended and read hereafter to be references to the Original Amended Lease as amended by this Fourth Amendment. In the event of any inconsistencies or conflicts between other provisions of the Original Amended Lease and the provisions of this Fourth Amendment, the provisions hereof shall govern and control. Except as specifically amended in this Fourth Amendment, the Original Amended Lease is and shall remain in full force and effect and has not been amended, modified, terminated or assigned.

E.Authority. Landlord represents and warrants to Tenant that Landlord and the person signing on its behalf are duly authorized to execute and deliver this Fourth Amendment and that this Fourth Amendment constitutes its legal, valid and binding obligation. Tenant hereby represents and warrants to Landlord that Tenant and each person signing on its behalf are duly authorized to execute and deliver this Fourth Amendment, and that this Fourth Amendment constitutes the legal, valid and binding obligation of Tenant.

F.Execution by Facsimile or Electronic Mail. The parties agree that this Fourth Amendment may be transmitted between them by facsimile machine or electronic mail and the parties intend that a faxed or emailed Fourth Amendment containing either the original and/or copies of the signature of all parties shall constitute a binding Fourth Amendment.

G.Governing Law/Binding Effect. The Lease and this Fourth Amendment and the rights and obligations of both parties thereunder and hereunder  shall be governed by the laws of the State of Connecticut and shall be binding upon and inure to the benefit of the Landlord and Tenant and their respective legal representatives, successors and assigns.

H.General Provisions. This Fourth Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument. Tenant represents and warrants to Landlord that no portion of the Premises has been assigned, sublet or licensed for use by any occupant. Tenant acknowledges that Tenant has no claim of default, setoff, counterclaim or defenses and no claim of abatement, reduction, adjustments, or concessions with respect to Base Rent and/or other charges under the Lease as of the date hereof, and to the extent any of the same exist, they are hereby waived in full.

I.Effective Date. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises. This Fourth Amendment shall become effective and binding only upon execution and delivery of this Fourth Amendment by all of the parties hereto and approval by Landlord’s lenders as applicable.

[remainder of this page intentionally left blank - signatures on the following page]

STATE OF _____________________	)
	)	ss.	________________
COUNTY OF ___________________	)

On this the              day of                , 2013 before me, the undersigned officer, personally appeared __________________, known to me (or satisfactorily proven) to be the person whose name  is  subscribed  to  the  within  instrument,  and  acknowledged  himself/herself  to  be the __________________ of Danbury 187 Manager Corp., a corporation, and that he/she, as such _______, being authorized so to do, executed the foregoing instrument as the free act and deed of Danbury 187 Manager Corp. as the Manager of DIV DANBURY 187, LLC for the purposes  contained  therein  by  signing  the  name  of  Danbury  187  Manager  Corp.  by himself/herself as such                            .

IN WITNESS WHEREOF, I hereunto set my hand.

Commissioner of the Superior Court
Notary Public
[Affix Notarial Seal]	My Commission Expires:

STATE OF _____________________	)
	)	ss.	________________
COUNTY OF ___________________	)

On this the              day of_______, 2013, before me, the undersigned officer, personally appeared ___________________, known to me (or satisfactorily proven) to be the person whose name is  subscribed  to  the  within  instrument,  and  acknowledged  himself/herself  to be  the __________________ of Linden 187 Manager Corp., a corporation,  and that he/she, as such officer, being authorized so to do, executed the foregoing instrument as the free act and deed of Linden 187 Manager Corp. as the Manager of DIV LINDEN 187, LLC for the purposes contained therein by signing the name of Linden 187 Manager Corp. by himself/herself as such

_____________

IN WITNESS WHEREOF, 1hereunto  set my hand.

Commissioner of the Superior Court
Notary Public
[Affix Notarial Seal]	My Commission Expires:

STATE OF _____________________	)
	)	ss.	________________
COUNTY OF ___________________	)

On this the              day of                , 2013, before me, the undersigned  officer, personally appeared                         , who acknowledged himself to be the                                of SIRIUSDECISIONS, INC., a Delaware corporation, and that he, as such                                     , being authorized so to do, executed the foregoing instrument as his free act and deed and the free act and deed of the limited liability company for the purposes contained therein by signing the name of the limited liability company by himself as such officer.

IN WITNESS WHEREOF, I hereunto set my hand.

Commissioner of the Superior Court
Notary Public
[Affix Notarial Seal]	My Commission Expires:

SECRETARY’S CERTIFICATE

I, ___________________________, Secretary  of  SiriusDecisions, Inc., a Delaware corporation (the“Corporation”),herebycertifythat ____________, as __________ of the Corporation has authority to execute and deliver to DIV Danbury 187, LLC and DIV Linden 187, LLC the Fourth Amendment to Lease related to the building located at, known as and numbered 187 Danbury Road, Wilton, Connecticut, a copy of which Fourth Amendment to Lease is attached hereto and made a part hereof on behalf of the Corporation.

Witness my signature on this ____ day of _________, 2013.

SiriusDecisions, Inc.

By:
Name:
Title:	Secretary

Exhibit A (revised 2013)

Premises

THE DAVIS COMPANIES — 187 Danbury Road • Third Floor Courtside — Wilton Corporate Center

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Exhibit A - Fourth Amendment Work

A.1	Delivery of the Expansion Premises.

A.1.1Plans  for  Tenant  Improvements.Tenant  and  Landlord  agree  and acknowledge that as of the Fourth Amendment Effective Date Tenant shall lease from Landlord the certain 5,855 rentable square feet of area located the second (2nd) floor of the Courtside Building (the “Expansion Premises”), as shown with greater detail on the certain space plan attached hereto as Exhibit B – Fourth Amendment Work (the “Fourth Amendment Concept Plan”) and which shows Tenant’s leasehold improvements and installations (the “Fourth Amendment Tenant Improvements”). Landlord agrees to construct the Fourth Amendment Tenant Improvements in accordance with the Fourth Amendment  Concept Plan  and  the  “Fourth Amendment  Tenant  Standards” attached hereto as Exhibit C – Fourth Amendment Work.  Tenant agrees to makes its selections of tenant  finishes  and materials  for the Fourth  Amendment  Tenant Improvements  from readily  available  “building  standard”  materials  no  later  than  December  11, 2013. Landlord shall have architectural and construction plans and drawings prepared for the Fourth Amendment  Tenant  Improvements  (the “Fourth Amendment Final Plans”) consistent with the Fourth Amendment Concept Plan and the Fourth Amendment Tenant Standards  no  later than  December  19, 2013  (the “Fourth Amendment Final Plan Delivery Date”). The Fourth Amendment Final Plans shall be prepared by an architect licensed to conduct business in the State of Connecticut and shall be subject to Tenant’s approval (such approval to not be unreasonably delayed, withheld or conditioned). Tenant agrees to approve or disapprove of such Fourth Amendment Final Plans within three (3) business days following Landlord’s delivery of such Fourth Amendment Final Plans. In the event that Tenant disapproves any such Fourth Amendment Final Plans, Landlord shall promptly resubmit the same and Tenant shall approve such plans or disapprove them setting forth its reasons for such disapproval within two (2) business days after its receipt of the resubmitted plans or specifications. The Fourth Amendment Final Plans as approved by Tenant are hereinafter referred to as the “Fourth Amendment Approved Plans”. Landlord shall “substantially complete” (as  defined below)   the  Fourth Amendment Tenant Improvements in accordance with the Fourth Amendment Final Plans and deliver possession of the Expansion Premises to Tenant subject to the terms and conditions of this .Exhibit A – Fourth Amendment Work.

A.1.2Target Delivery Date. Subject to Tenant’s performance of its obligations under the Original Amended Lease, Landlord shall use commercially reasonable efforts to substantially complete the Fourth Amendment Tenant Improvements in accordance with the Fourth Amendment Final Plans and to deliver possession  of the Expansion  Premises to Tenant, on or before February 1, 2014 (such date, the “Fourth Amendment Target Delivery Date”). Landlord’s obligation to construct the Fourth Amendment Tenant Improvements shall not require Landlord to incur overtime costs or expenses nor  the construction of any “Specialty Work” (defined in Subsection A 2.1 hereof).

A.1.3Substantial Completion. The Fourth Amendment Tenant Improvements shall be deemed substantially completed when Landlord’s contractor or architect certifies to Landlord and Tenant in writing that the Fourth Amendment Tenant Improvements have been completed in accordance with the Fourth Amendment Final Plans, subject only to normal punchlist items, and Landlord, on behalf of Tenant, has obtained a letter from the applicable official of the Town of Wilton certifying the lawful use and occupancy of the Premises for the purposes specified in the Original Amended Lease; provided, however, that in the event that there is any delay in the issuance of the certificate of occupancy by the Town of Wilton pending completion of any work associated with the Tenant’s System (defined hereinafter), then the issuance of the certificate of occupancy shall not be required to establish the Commencement Date.

A.1.4Extension of Fourth Amendment Target Delivery Date. Notwithstanding the foregoing, if the Fourth Amendment Tenant Improvements are not substantially completed on or before the Fourth Amendment Target Delivery Date, then the Fourth Amendment Target Delivery Date shall be extended by the number of days of construction delay in achieving substantial completion resulting from any “Force Majeure Delay” or “Tenant Delay,” subject to the operation of Section A.2 hereof.

A.2	Delayed Delivery.

A.2.1Delay in Substantial Completion. If Landlord shall be unable to substantially complete and deliver possession of the Expansion Premises on or before the Fourth Amendment Target Delivery Date by reason of the fact that work required to be done by Landlord hereunder has not been substantially completed by that date, Landlord shall not be subject to any penalty, claim or liability nor shall the validity of this Lease or the obligations of Tenant hereunder be in any way affected except as provided in this Section below, and in no event to the extent such delay results from any of the following reasons:

(a)“Force Majeure” or any cause beyond the control of Landlord or its general contractor or subcontractors (a “Force Majeure Delay”), or

(b)delay (a “Tenant Delay”) resulting from: (i) Tenant’s failure to comply with any of the delivery dates or approval dates contained in this Exhibit A – Fourth Amendment Work relative to the design, planning, selection of finishes and pricing for the Fourth Amendment Tenant Improvements, (ii) Tenant’s failure to approve the Fourth Amendment Final Plans on or before the Fourth Amendment  Final Plan Delivery Date, (iii) Tenant’s failure to provide response to written requests for information, approvals or disapprovals regarding Fourth Amendment Tenant Improvements within the time periods established in this Exhibit A – Fourth Amendment Work (or if not so stated, then within two (2) business days after request by Landlord or its contractors), (iv) Tenant’s requests for changes in the Fourth Amendment Concept Plan or the Fourth Amendment Final Plans, or for the inclusion of materials or installations in the construction of the Fourth Amendment Tenant Improvements other than building standard items or items with delivery requirements that are likely to have the effect of delaying the substantial completion of the Fourth Amendment Tenant Improvements beyond the Fourth Amendment Target Delivery Date (“Specialty Work”), or (v) any acts, omissions, non-payment, defaults or misconduct of Tenant (or its agents, employees, design professionals, contractors, licensees or invitees) with respect to the construction of the Fourth Amendment Tenant Improvements; provided, however, that Landlord shall provide written notice to Tenant within two (2) business days of any claim of Tenant Delay and such notice shall set forth the detailed basis for such claim. As used in the Lease, the term “Force Majeure” shall mean casualty, acts of God or the elements, inability to obtain materials or services, labor disputes or strikes, delays by governmental departments in issuing permits, governmental regulations or controls, civil commotion, war or similar events.

A.2.2Effect of Tenant Delay. If Landlord is unable to substantially complete the Fourth Amendment Tenant Improvements and deliver possession of the Expansion Premises to Tenant on or before the Fourth Amendment Target Delivery Date as a result of any Tenant Delay, Tenant shall be financially responsible for Rent (pro-rated on a per diem basis) for the number of days of Tenant Delay experienced by Landlord in order to substantially complete the Fourth Amendment Tenant Improvements and deliver the Expansion Premises to Tenant, and such sum shall be due and payable by Tenant upon written demand by Landlord.

A.2.3Effect of Landlord Delay. If Landlord is unable to substantially complete the Fourth Amendment Tenant Improvements and deliver possession of the Expansion Premises to Tenant within two (2) months following the Fourth Amendment Target Delivery Date as a result of delays resulting from causes solely within Landlord’s control, Tenant shall receive a per diem credit of Annual Base Rent for each day that the Fourth Amendment Commencement Date is delayed beyond the such two (2)-month period solely as a result of such Landlord’s delay.

A.3Tenant’s Systems . Tenant, at its sole expense, shall design, install, construct and maintain Tenant’s data, telephone, audio-visual, internet and video systems (“Tenant’s Communications Systems”) and Tenant’s furniture systems (collectively, the “Tenant’s Systems”) within the Expansion Premises and the related wiring within the Building necessary for the operation thereof. Tenant’s Communications Systems shall not be included in the Fourth Amendment Tenant Improvements. Landlord will permit Tenant and its agents, architects, engineers, space planners, contractors, subcontractors, suppliers and materialmen (“Tenant’s Agents and Consultants”) to have access to the Premises and the Building (at the sole risk of such parties and without liability to Landlord)  for such  purposes  subject to the terms  and conditions of this Lease, such access to be (a) temporary and solely for the purpose of designing and installing the Tenant’s Systems, and (b) permissible as of the later of (i) January 17, 2014 or(ii) fourteen (14) days prior to the reasonably ascertainable Fourth Amendment Effective Date in the event that the Fourth Amendment Target Delivery Date is extended in accordance with the provisions hereof. The design, plans and specifications for the wiring, cabling and equipment for Tenant’s Communication System, and its locations and connections from within the Expansion Premises to the Building risers, conduits and systems shall be subject to Landlord’s prior review and approval. Tenant shall provide Landlord with reasonable prior written notice of any construction work relating to Tenant’s Systems that involves any Building systems, and all such work shall be coordinated with Landlord and subject to Landlord supervision.

A.4Confirmatory Amendments.When the Fourth Amendment Effective Date has been finally determined in  accordance with the provisions set forth in  this Exhibit A – Fourth Amendment Work, the parties hereto shall execute a document in recordable form, setting forth said dates and said document shall be deemed a supplement to and part of this Lease. The parties hereto agree to execute such confirmatory document not later than fifteen (15) days following the Fourth Amendment Effective Date.

Exhibit B – Fourth Amendment Work

Scale: 3/32"=1'-0"
NOTE: ALL FURNITURE & EQUIPMENT SHOWN CONSIDERED N.I.C.

01 NOVEMBER 2013

THE DAVIS COMPANIES | SIRIUSDECISIONS | 187 Danbury Rd. Courtside 2nd Floor | PA-3 | Wilton Corporate Center

Exhibit C – Fourth Amendment Work

1.	Landlord will construct the Premises in accordance with the concept plan shown in Exhibit B- Fourth Amendment Work

Partitions

1.	Interior partitions shall be constructed of 2 1/2” metal studs with 5/8” layer of sheetrock on each side and shall extend to 3” above the ceiling.
2.	Demising walls shall be full height. Walls in the studio room shall be full height.
3.	All partitions shall be built in accordance with local and state building codes.

Doors / Glass

1.	The Tenant Entry shall remain. A new double door glass entry shall be installed at the entry to the 3’’ floor premises.
2.	Tenant Building Standard interior doors shall be 3’-0” x 8’-0” solid core wood doors with knock down hollow metal frames with a maple finish.
3.	Door hardware on Building Standard doors shall be lever handle type passage set. Schlage or equal.
4.	Fire rated door assemblies shall be provided where required by code.
5.	Locksets shall be provided on entry and exit doors only with two (2) keys provided.
6.	Glass sidelights shall be treated as a Tenant upgrade and shall be frameless and 3’ wide and run from floor to top of door frame.

Wall Finishes

1.	All walls shall be painted with two coats of one Building Standard color of latex paint with eggshell finish.
2.	Door frames shall be painted with two coats of one Building Standard color enamel paint or equal.

Ceiling

1.

The ceiling system shall be the Building Standard 2’x2’ or 2’ x 4’ fineline grid and fissured acoustical tiles, at Landlord’s discretion. If existing ceiling system is to remain, areas where new ceiling is required shall receive Building Standard 2’x2’ or 2’ x 4’ fineline grid and fissured acoustical tiles, at Landlord’s discretion. Certain areas of the ceiling shall be exposed and finished with paint.

Flooring

1.	All areas are to receive 26 ounce Building Standard carpet, direct glued down. All material selections to be made from Building Standard samples and must be currently available as a quick ship item.
2.	All areas to receive 4” Building Standard vinyl base.
3.	At Tenant’s request, storage, pantry and workrooms may receive l2”x 12” x 1/8” Building Standard vinyl composition tile.

Millwork/Accessories

1.	Existing pantry shall remain.

Furniture

1.	All landscape systems furniture and installation by Tenant.
2.	All furniture and furniture installation by Tenant.

Electrical

1.

Building Standard lighting shall be the indirect 2’x4’ or 2’x2’ direct/indirect fluorescent fixture, at Landlord’s discretion, to provide general office lighting.  In the areas where the exposed ceiling exists, the light fixtures shall be hanging industrial style light fixtures

2.	All switching is to be provided by single pole wiring.
3.	Building Standard duplex wall receptacles shall be installed in accordance with standard office requirements. Floor outlets shall be a Tenant upgrade

4.	All emergency lighting and fire alarm work shall be Building Standard and as required by the local code officials.
5.	All power and lighting panels and transformers shall be installed within the tenant space (unless otherwise required by Owner) and shall be fed from the Base Building bus duct riser.

Telephone and Data

1.	All work associated with Telephone and Data is excluded and to be by Tenant.

HVAC

1.	Existing medium pressure ductwork for each air handling unit to remain for Tenant use with existing DDC control system with pneumatic operators to remain at existing air handling units.  All new controls to be electronic type.  System design and configuration shall meet current ASHRE standards. All existing controls shall be serviced and in good operating order.

2.	Interior and Perimeter building zones may cross between demised tenant spaces.
3.

The furnishing and installation of low pressure ductwork,  flex ductwork,  diffusers,  controls and the installation of any new VAV units with thermostats is to be performed  under the Tenant Improvement  Work.

4.	Interior Diffusers shall be Building Standard light troffers, and linear (at the perimeter).
5.	The following terminal units shall be provided as a minimum:
•	Interior zone VAV units: one unit per 1,500 usf
•	Perimeter zone VAV w/heat: 750 usf perimeter zone
6.	Any reused existing VAV boxes or other mechanical equipment shall be inspected, serviced and repaired as required under the Tenant Improvement Work.

Sprinklers

1.	Sprinklers shall be configured in accordance with local codes and the Landlord’s underwriter’s criteria for ordinary hazard during the Tenant Improvement Work.  Final finish heads to be flush type as approved by the

Landlord’s insurance carrier.

Blinds

1.	Building Standard horizontal blinds are as provided on the exterior windows. Existing horizontal blinds shall be serviced and in good operating order.

Signage

1.	The Tenant’s company name and logo shall be placed on the Tenant Entry glass panel in Building Standard gold colored vinyl lettering. No signage is permitted on doors. If glass sidelight is not provided, entry sign shall be installed  on  a Building  Standard  frosted  glass panel  attached  to wall  next  to Tenant  Entry  door(s)  with  brushed stainless steel fasteners.

End of Tenant Building Standards

IN  WITNESS  WHEREOF, Landlord and Tenant have caused this Fourth Amendment to be duly executed as of the day and year first written above.

WITNESSED BY:	LANDLORD:

DIV DANBURY 187, LLC, a Delaware
limited liability company

	By:	Danbury 187 Manager Corp., its
Signature of Witness	manager
Print Name:

By:
Signature of Witness	Name:
Print Name:	Title:

DIV LINDEN 187, LLC, a Delaware
limited liability company

	By:	Linden 187 Manager Corp., its
Signature of Witness	manager
Print Name:

By:
Signature of Witness	Name:
Print Name:	Title:

TENANT:

SIRIUSDECISIONS, INC.,
a Delaware corporation
Signature of Witness
Print Name:

/s/ Marie Herzfeld	By:	/s/ Rich Benvenuto
Signature of Witness	Name:	Rich Benvenuto
Print Name: Marie Herzfeld	Title:	VP